For Immediate Release

For more information:
Jefferson Harralson
Chief Financial Officer
(864) 240-6208
Jefferson_Harralson@ucbi.com

UNITED COMMUNITY BANKS, INC. ANNOUNCES COMPLETION OF MERGER WITH
ANB HOLDINGS, INC., THE PARENT OF AMERICAN NATIONAL BANK

GREENVILLE, SC – May 1, 2025 – United Community Banks, Inc. (NYSE: UCB) (“United”) completed its merger with ANB Holdings, Inc. (“ANB”) effective May 1, 2025. In this transaction, ANB’s wholly-owned bank subsidiary, American National Bank (“ANB Bank”), was also merged into United’s bank subsidiary, United Community Bank (“United Community”). ANB Bank will operate under the United Community brand after all core systems, signage, and branding are converted to those of United Community on the weekend of July 11, 2025.

ANB Bank is headquartered in Oakland Park, Florida, a northern and fast-growing part of the Miami metropolitan area. Founded in 1985, ANB Bank primarily services Miami Dade, Broward, and Palm Beach Counties. It is a premier franchise with an experienced management team led by President and Chief Executive Officer Ginger Martin. ANB Bank’s high-touch customer service is delivered to retail and business customers through one location on North Federal Highway in Oakland Park. As of March 31, 2025, ANB Bank reported total assets of $452 million, with total loans of $317 million, and total deposits of $387 million, of which over $300 million are non-CD core deposits.

“We are delighted to welcome American National Bank’s outstanding group of bankers to the United Community team. We’ve been working closely with this group for some time now, and we continue to be impressed with their community-focused, service-first approach to banking. The cultural alignment between our teams is very strong,” said Lynn Harton, Chairman and Chief Executive Officer of United. “This partnership will add a customer service focused hub in an attractive market. We look forward to continuing to invest in growth, employee engagement, and community development in the South Florida market.”

Ginger Martin, President and Chief Executive Officer of ANB Bank, stated, “We have built an outstanding banking franchise in South Florida, and we are excited to move into this next phase of our growth in partnership with United Community. The alignment of our values and priorities, combined with a larger balance sheet and expanded product offerings, will ensure that we continue to provide excellent service to our customers and meaningfully contribute to our community.”

Stephens Inc. acted as financial advisor to United, and Wachtell, Lipton, Rosen & Katz served as United’s legal advisor. Hovde Group, LLC served as ANB’s financial advisor, and Smith Mackinnon, PA served as ANB’s legal advisor.

About United Community Banks, Inc.
United Community Banks, Inc. (NYSE: UCB) is the financial holding company for United Community, a top 100 U.S. financial institution committed to building stronger communities and improving the financial health and well-being of its customers. United Community offers a full range of banking, mortgage and wealth management services. As of March 31, 2025, United Community Banks, Inc. had $27.9 billion in assets and operated 200 offices across Alabama, Florida, Georgia, North Carolina, South Carolina and Tennessee. The company also manages a nationally recognized SBA lending franchise and a national equipment finance subsidiary, extending its reach to businesses across the country. United is an 11-time winner of J.D. Power’s award for highest customer satisfaction among consumer banks in the Southeast and was named the most trusted bank in the region in 2025. The company has also been recognized eight consecutive years by American Banker as one of the “Best Banks to Work For.” In commercial banking, United earned five 2025 Greenwich Best Brand awards, including national honors for middle market satisfaction. Forbes has consistently named United among the World’s Best and America’s Best Banks. Learn more at ucbi.com.

Caution About Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In general, forward-looking statements usually may be identified through use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, and include statements related to expected benefits of the merger and the timing of conversion. Forward-looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated to be realized, (2) disruption from the merger of customer, supplier, employee or other business partner relationships, (3) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the merger, (4) risks relating to the integration of ANB’s operations into the operations of United, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (5) risks associated with United’s pursuit of future acquisitions, (6) the risks associated with expansion into new geographic or product markets, and (7) general competitive, economic, political and market conditions. Further information regarding additional factors which could affect the forward-looking statements can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in United’s Annual Report on Form 10-K for the year ended

December 31, 2024, and other documents subsequently filed by United with the U.S. Securities and Exchange Commission.
Many of these factors are beyond United’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and United undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for United to predict their occurrence or how they will affect United.
United qualifies all forward-looking statements by these cautionary statements.
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